UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2014

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forms of Restricted Stock Award Agreements

On September 19, 2014, the Compensation Committee of the Board of Directors of United Insurance Holdings Corp. (the “Company”) approved form restricted stock award agreements that it intends to use under the Company’s 2013 Omnibus Incentive Plan for future awards of restricted stock to non-employee directors, employees, and the Chairman of the Board of Directors. These form restricted stock award agreements are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 8.01: Other Events.

Agreement with Non-Executive Chairman

The Company entered into a Non-Executive Chairman Agreement, dated as of September 19, 2014 (the “Chairman Agreement”), with Gregory C. Branch pursuant to which Mr. Branch will continue to serve as Chairman of the Board until the earlier of (1) the date of the Company’s 2019 annual meeting of stockholders, at which the Class A directors of the Board will be elected, and (2) the date on which Mr. Branch ceases to serve as Chairman of the Board due to removal, failure to be elected or appointed, resignation or otherwise (the “Term”). Mr. Branch’s duties will include presiding over Board meetings, serving on committees of the Board as requested by the Nominating and Corporate Governance Committee of the Board, and advising and assisting the Company with respect to its strategic planning model, reinsurance program and other corporate and business development projects.

Mr. Branch will receive $40,000 in annual cash compensation, subject to increase in the Board’s discretion, in addition to any cash retainers or fees paid to directors generally. During the Term, Mr. Branch will also receive an annual grant of 40,000 shares of restricted common stock of the Company, provided that he does not transfer his beneficial ownership of 1,647,785 shares of the Company’s common stock without approval of the Board, other than to certain family members and affiliates for estate planning purposes. Each such grant will vest in full on the earlier of (1) the anniversary of the grant date and (2) immediately prior to the first annual meeting of stockholders of the Company that occurs in the calendar year following the year of the grant date, provided that Mr. Branch continues to serve as Chairman of the Board on such date and has complied with the restrictions on transfer of his shares described above. The annual grants of restricted common stock to Mr. Branch shall be made pursuant to the Company’s 2013 Omnibus Incentive Plan and a restricted stock award agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3.

The foregoing description of the Chairman Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement filed with this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01: Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: September 25, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement (for Non-Employee Members of the Board of Directors) under the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan.

10.2	Form of Restricted Stock Award (for Employees) under the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan.

10.3	Form of Restricted Stock Award Agreement (for Chairman of the Board) under the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan.

10.4	Non-Executive Chairman Agreement, dated September 19, 2014, between United Insurance Holdings Corp. and Gregory C. Branch.